                                                                    EXHIBIT 23.1
                                                                    ------------

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



     We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the ATL Products, Inc. 1996 Stock Incentive Plan and the ATL Products, Inc. 1997 Stock Incentive Plan of our report dated April 21, 1998, with respect to the consolidated financial statements and schedule of Quantum Corporation included in its Annual Report (Form 10-K) for the year ended March 31, 1998, filed with the Securities and Exchange Commission.


                                    /s/  ERNST & YOUNG LLP
San Jose, California
September 29, 1998